UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix, AZ	85004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Freeport-McMoRan Inc. (“FCX”) issued a press release dated September 23, 2016, announcing that it and its wholly owned subsidiaries, Freeport-McMoRan Oil & Gas LLC and FCX Oil & Gas Inc., have extended the expiration date for their previously announced solicitation of consents from holders of their outstanding 6.125% Senior Notes due 2019, 6.50% Senior Notes due 2020, 6.625% Senior Notes due 2021, 6.75% Senior Notes due 2022, and 6.875% Senior Notes due 2023, to 5:00 p.m., New York City time, on September 28, 2016, unless further extended or earlier terminated. Except for the extension of the expiration date, the terms of the consent solicitations remain unchanged. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer
& Treasurer (authorized signatory and
Principal Financial Officer)

Date: September 23, 2016

Freeport-McMoRan Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated September 23, 2016, titled “Freeport-McMoRan Announces Extension of Consent Solicitations.”